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                                                                    EXHIBIT 3.10

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/23/1997
                                                          971358826 -- 0868812

                              RESTATED AND AMENDED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GENERAL CABLE INDUSTRIES, INC.

         The undersigned, a corporation duly organized and existing under the laws of the State of Delaware, in accordance with the provisions of Sections 245 and 242 of Title B of the Delaware Code, does hereby certify:

         1. General Cable Industries, Inc. (the "Corporation") was incorporated on March 12, 1979 under the name "GK Technologies, Incorporated."

         2. On April 25, 1979, the Corporation filed in the Office of the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Incorporation Before Payment of Capital which changed the name of the Corporation to "General Cable Corporation."

         3. On April 9,1992, the Corporation filed a Certificate of Amendment of Certificate of Incorporation of General Cable Corporation in the office of the Secretary of State of the State of Delaware, changing the name of the Corporation to "General Cable (Name Holding) Corporation."

         4. On June 29, 1992, the Corporation filed a Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware, (i) certifying that the Corporation owned all of the outstanding shares of stock of each of Carol Cable Company, Inc., a Delaware corporation, Guardian Products, Inc., a Delaware corporation, and Philadelphia Insulated Wire Company, Inc., a Delaware corporation; (ii) merging such corporations with and into the Corporation effective at noon on June 30, 1992; and (iii) changing the name of the Corporation to "General Cable Industries, Inc."

         5. On July 6, 1992, the Corporation filed a Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware (i) certifying that it owned all of the outstanding shares of stock of Capital Wire and Cable Corporation, a Texas corporation, and (ii) merging such corporation with and into the Corporation, effective July 6, 1992.

         6. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as set forth in the attached Exhibit A to change all references to the name of the Corporation to "General Cable Industries, Inc."

         7. The Corporation has adopted resolutions setting forth the above-referenced amendment by action by joint unanimous written consent of its Board of Directors and sole shareholder pursuant to Section 242(b)(l) of Title 8 of the Delaware Code.

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         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on its behalf this 16th day of October, 1997.

                                        General Cable Industries, Inc.

                                        By: /s/ Stephen Rabinowitz
                                            ------------------------------------
                                            Stephen Rabinowitz, President

ATTEST:

/s/ Robert J. Siverd
---------------------------------
Robert J. Siverd, Secretary of
General Cable Industries, Inc.

                                       2

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                                                                       Exhibit A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         GENERAL CABLE INDUSTRIES, INC.

         FIRST: The name of the Corporation is GENERAL CABLE INDUSTRIES, INC.

         SECOND: The registered office of the Corporation in the State of Delaware is to be located at No. 100 West Tenth Street, Wilmington, New Castle County. Its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) designated as common stock and the par value of each such share of common stock and is One Cent ($.01), amounting in the aggregate to Ten Dollars ($10).

         FIFTH: The name of the incorporator is Robert L. Marlow and his mailing address is 500 West Putnam Avenue, Greenwich, CT 06830.

         SIXTH: All corporate powers of the Corporation shall be exercised by or under the direction of the board of directors except as otherwise provided herein or by law.

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to:

                  a. adopt, amend and repeal the By-laws of the Corporation; provided, however, that no By-laws hereinafter adopted shall invalidate any prior act of the directors that would have been valid if such new By-laws had not been adopted;

                  b. determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and

                  c. exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject to the provisions of the Delaware General Corporation Law, this Certificate of Incorporation, and the By-Laws of the Corporation.

         SEVENTH: No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation, directors serving on committees of the Board of Directors; provided, however, that the foregoing shall not eliminate or limit

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the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

         EIGHTH: Any contract, transaction or act of the Corporation or of the board of directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting shall be as valid and binding as though approved or ratified by every stockholder of the Corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers of their right to proceed with such contract, transaction or act.

         NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now hereafter prescribed by statute, and all rights conferred upon stockholders, directors, and other persons herein are granted subject to this reservation.

                                       2

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         IN WITNESS WHEREOF, the undersigned, being the President of the
Corporation, does make this certificate this 16th day of October, 1997.

                                                /s/ Stephen Rabinowitz
                                                --------------------------------
                                                Stephen Rabinowitz, President

                                       3

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           STATE OF DELAWARE
           SECRETARY OF STATE
        DIVISION OF CORPORATIONS
       FILED 01:00 PM 10/04/2000
          001501806 -- 0868812

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BICCGENERAL CABLE INDUSTRIES, INC.

         The undersigned, a corporation duly organized and existing under the laws of the State of Delaware, in accordance with the provisions of Section 242 of Title 8 of the Delaware Code 1953 as amended, does hereby certify:

         1. The name of the corporation as it appears on the records of the Secretary of State of Delaware is BICCGeneral Cable Industries, Inc. (the "Corporation").

         2. The date of incorporation of the Corporation is March 12, 1979.

         3. Paragraph One of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                  1.       The name of the corporation is General Cable
                           Industries, Inc.

         4. The Corporation has adopted resolutions setting forth the above-referenced amendment by joint action by unanimous written consent of its Board of Directors and sole shareholder pursuant to Section 242(b)(l) of Title 8 of the Delaware Code 1953 as amended.

         IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed on its behalf 29th day of September, 2000.

                                          BICCGENERAL CABLE INDUSTRIES, INC.

                                          /s/ Robert J. Siverd
                                          --------------------------------------
                                          Robert J. Siverd
                                          Executive Vice President

ATTEST:

/s/ Jeffrey Whelan
------------------------------
Jeffrey Whelan, Secretary